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                                                                   EXHIBIT 10.18





                             WEBLINK WIRELESS, INC.

                     NONQUALIFIED FORMULA STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS



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                             WEBLINK WIRELESS, INC.
                     NONQUALIFIED FORMULA STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                Table of Contents

                                                                         Page
                                                                         ----
ARTICLE I - Purpose and Administration...................................  1
         1.1      Purpose................................................  1
         1.2      Administration.........................................  1
         1.3      Participation..........................................  2
         1.4      Stock Subject to the Plan..............................  2
         1.5      Restrictions on Exercise...............................  2

ARTICLE II - Stock Options...............................................  3
         2.1      Grant and Option Price.................................  3
         2.2      Stock Option Agreement.................................  4
         2.3      Option Period..........................................  4
         2.4      Vesting and Exercise of Options........................  4
         2.5      Nontransferability of Options..........................  5
         2.6      Termination of Directorship............................  5
         2.7      Issuance of Stock Certificates........................   7

ARTICLE III - Other Provisions..........................................   7
         3.1      Adjustments Upon Changes in Capitalization............   7
         3.2      Acceleration..........................................   9
         3.3      Continuation of Directorship..........................  11
         3.4      Amendment and Termination.............................  11
         3.5      Time of Exercise......................................  12
         3.6      Privileges of Stock Ownership and
                    Non-Distributive Intent.............................  12
         3.7      Effective Date of the Plan............................  12
         3.8      Expiration............................................  12
         3.9      Governing Law.........................................  12
         3.10     Application of Funds..................................  12
         3.11     No Liability for Good Faith Determinations............  13
         3.12     Execution of Receipts and Releases....................  13
         3.13     No Guarantee of Interests.............................  13
         3.14     Payment of Expenses...................................  13
         3.15     Corporate Records.....................................  13
         3.16     Information...........................................  13
         3.17     No Liability of Corporation...........................  14
         3.18     Corporate Action......................................  14


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

         3.19     Severability..........................................  14
         3.20     Notice................................................  14
         3.21     Waiver of Notices.....................................  15
         3.22     Successors............................................  15
         3.23     Headings..............................................  15
         3.24     Word Usage............................................  15



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                             WEBLINK WIRELESS, INC.
                     NONQUALIFIED FORMULA STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS



                                    ARTICLE I

                           Purpose and Administration


Section 1.1 Purpose. The purpose of the WebLink Wireless, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors (the "Plan") is to strengthen WebLink Wireless, Inc. (the "Corporation") by providing a means of retaining and attracting competent non-employee personnel to serve on its board of directors by extending to certain such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Corporation. In order to effectuate this intent, the Corporation will, pursuant to this Plan, grant to each eligible non-employee director the option to acquire shares of common stock of the Corporation ("Common Stock"), which options shall vest over a specified period of time.

Section 1.2 Administration. The Plan shall be administered by the compensation committee (the "Committee") of the Board of Directors of the Corporation (the "Board").

         Subject to the express provisions of the Plan, the Committee shall have powers and authorities which are exclusively ministerial in nature, including the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters referred to in this Plan shall be



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conclusive. The Committee shall not be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

Section 1.3 Participation. Each member of the Board who (i) is not employed by the Corporation or any Affiliate and (ii) owns one percent (1%) or less of the Corporation's Common Stock at the time of any grant hereunder (collectively, the "Non-Employee Directors") shall be eligible and shall participate in the Plan. For purposes of the Plan, the term "Affiliate" shall mean a "parent corporation", as such term is defined in Section 424(e) of the Internal Revenue Code, as amended (the "Code"), or a "subsidiary corporation", as such term is defined in Section 424(f) of the Code.

Section 1.4   Stock Subject to the Plan. Subject to adjustment as provided in
Section 3.1 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Corporation's authorized but unissued Common Stock (hereinafter collectively called "Stock"). The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 300,000 shares, subject to adjustments as set forth in Sections 3.1 and
3.2 hereof. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.

Section 1.5 Restrictions on Exercise . No option granted hereunder may be exercised unless and until the Committee determines that such exercise will be made in compliance with all applicable laws, rules and regulations, including, without limitation, applicable securities laws, rules and regulations. The Corporation does not have any obligation to take any action to register or qualify shares of Common Stock pursuant to applicable



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securities laws or to perfect an exemption from such registration/qualification requirements.

                                   ARTICLE II

                                  Stock Options


Section 2.1   Grant and Option Price.

         (a) On the effective date of this Plan, each existing Non-Employee Director shall be granted an option to purchase 25,000 shares of Stock. Thereafter, on the day a Non-Employee Director is first elected or appointed to the Board, such Non-Employee Director shall be granted an option to purchase 25,000 shares of Stock.

         (b) On each subsequent third anniversary of the date of grant, each Non-Employee Director who was previously elected to the Board and who continues to serve in such capacity, shall be granted an option to purchase an additional 25,000 shares of Stock.

         (c) The purchase price of the Stock covered by each option granted under the Plan shall be equal to the Fair Market Value of such Stock on the date of grant. For purposes of the Plan, the term "Fair Market Value" on any date shall mean: (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in the Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such



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         shares; (ii) if the Stock is not listed or admitted to trade on a national securities exchange, then the closing price of the Stock as quoted on the National Market System of the National Association of Securities Dealers, Inc. ("NASD") on such date; (iii) if the Stock is not listed to trade on the National Market System of the NASD, the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iv) if the Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Stock are not so furnished by the NASD or a similar organization, the values established by the Committee for purposes of granting options under the Plan. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.


Section 2.2 Stock Option Agreement. Each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement ("Option Agreement"), in such form as the Committee shall require, between the Corporation and the Non-Employee Director to whom the option has been granted (the "Optionee").

Section 2.3 Option Period. Except as otherwise provided herein, each option and all rights or obligations thereunder shall expire on the tenth anniversary of the date of grant (the "Expiration Date"), and shall be subject to earlier termination as hereinafter provided.

Section 2.4   Vesting and Exercise of Options.

         (a) Subject to Section 3.2 hereof, an option granted hereunder shall be exercisable only to the extent of shares that have vested. Shares shall vest hereunder as to 1/12 of each grant as of the last day of the first calendar quarter




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         following the date of the grant, with an additional 1/12 of such grant to vest as of the last day of each calendar quarter subsequent thereto.

         (b) The purchase price of the Stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option or by such other consideration as may be provided for by the Committee in the Option Agreement; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver in payment of a portion or all of the purchase price certificates for Common Stock, including a multiple series of exchanges of such Common Stock, which shall be valued at the Fair Market Value of such Common Stock on the date of exercise of the option. No options shall be exercisable except in respect of whole shares of Stock.


Section 2.5 Nontransferability of Options. An option granted under the Plan shall, by its terms, be nontransferable by the Optionee other than by will or by the laws of descent and distribution. During the Optionee's lifetime, the option shall be exercisable only by the Optionee or by the Optionee's duly appointed guardian or personal representative.

Section 2.6   Termination of Directorship.

         (a) If the directorship of the Optionee is terminated for any reason other than (i) Disability (as hereinafter defined) of the Optionee, (ii) death of the Optionee, or (iii) on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Affiliate, or other cause, as determined by the Board, an option (to the extent otherwise exercisable on the date of such termination) shall


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         be exercisable by the Optionee at any time prior to the Expiration Date of the option or within 90 days after the date of such termination of the directorship, whichever is the shorter period.

         (b) If the Optionee's directorship is terminated by reason of Disability, an option (to the extent otherwise exercisable on the date of the Optionee's termination of directorship by reason of Disability) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within twelve (12) months after the date of such termination, whichever is the shorter period. As used herein, the term "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not an Optionee's directorship is terminated by reason of Disability shall be in the sole and absolute discretion of the Committee. An individual shall not be considered Disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.


         (c) If an Optionee dies while serving as a member of the Board, the option shall be exercisable (to the extent otherwise exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within twelve
         (12) months after the date of death, whichever is the shorter period.



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         (d)   The option of a Non-Employee Director shall automatically
         terminate as of the date his or her directorship is terminated, if the directorship is terminated on account of any act of (i) fraud or intentional misrepresentation; (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Affiliate; or (iii) cause as otherwise determined by the Board.

Section 2.7 Issuance of Stock Certificates. Upon exercise of an option, but subject to the provisions of Section 3.6 of the Plan, the person exercising the option shall be entitled to one (1) stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Common Stock.


                                  ARTICLE III

                                Other Provisions


Section 3.1   Adjustments Upon Changes in Capitalization.

         (a) In the event that a dividend payable in shares of Common Stock or a stock split shall be hereinafter declared upon the Common Stock, the number of shares of Common Stock then subject to any option granted hereunder and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date




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         fixed for determining the shareholders entitled to receive such stock dividend or stock split.

         (b) In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

         (c) In the event that there shall be any change, other than as specified above in this Section 3.1, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option Agreement.

         (d) In the case of any such substitution or adjustment as provided for in this Section, the option price in each Option Agreement for each share covered



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         thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such adjustment provided for in this Section 3.1 shall be made. No adjustment or substitution provided for in this Section 3.1 shall require the Corporation pursuant to any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.

Section 3.2 Acceleration. In the event of a Change in Control, the provisions of subsections (a) and (b) of this Section 3.2 shall apply to determine the exercisability of options granted hereunder. A "Change in Control" for purposes of this Plan shall mean the acquisition of fifty percent (50%) or more of the Common Stock, issued and outstanding immediately prior thereto, pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board does not recommend to the shareholders, or one or more of the following shareholder-approved transactions: (i) a merger or consolidation in which the Corporation is not the surviving entity, provided securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding voting securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation other than in the ordinary course of business; or
(iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing fifty percent (50%) or more of the total combined




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voting power of the Corporation's outstanding voting securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. In no event shall any merger, consolidation or other reorganization involving the Corporation be deemed to constitute a "Change in Control" if the primary purpose of such transaction is either to change the state in which the Corporation is incorporated or to create a holding company structure whereby the Corporation's shareholders of record become the shareholders of the holding company.

         (a) Change in Control with Provision Being Made Therefor. If provision be made in writing in connection with a Change in Control for the assumption and continuance of any option granted under the Plan, or the substitution for such option of a new option covering the shares of the successor corporation, with appropriate adjustment as to number and kind of shares and prices, the option granted under the Plan, or the new option substituted therefor, as the case may be, shall continue in the manner and under the terms provided.


         (b) Change in Control Without Provision Being Made Therefor. If provision is not made in connection with a Change in Control for the continuance and assumption of the option granted under the Plan or for the substitution of any option covering the shares of the successor corporation, then the holder of any such option shall be entitled, prior to the effective date of any such Change in Control, to purchase the full number of shares not previously exercised under such option, without regard to the period of exercisability set forth in Section 2.4 if (and only if) such option has not at that time expired or been cancelled, failing which purchase, any unexercised portion shall be deemed cancelled as of the effective date of such Change in Control.



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         All adjustments under this Section 3.2 shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive for all purposes of the Plan and of each Option Agreement.

Section 3.3 Continuation of Directorship. Nothing contained in this Plan (nor in any option granted pursuant to this Plan) shall confer upon any Non-Employee Director any right to continue as a member of the Board or constitute any contract or agreement or interfere in any way with the right of the Corporation to remove such Non-Employee Director from the Board. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of a Non-Employee Director.

Section 3.4 Amendment and Termination. The Board may at any time suspend or terminate the Plan and may, with the consent of the Optionee, make such modifications of the terms and conditions of such Optionee's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the shareholders of the Corporation; provided, that any amendment to the Plan must be approved by the shareholders of the Corporation, if the amendment would (i) increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan;
(ii) change the minimum option price; (iii) increase the maximum terms of options provided for herein; (iv) materially modify the requirements as to eligibility for participation in the Plan; (v) remove the administration


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of the Plan from the Committee; or (vi) materially increase the benefits accruing to holders of options under the Plan.

Section 3.5 Time of Exercise. An option shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with Section 2.4 of this Plan.

Section 3.6 Privileges of Stock Ownership and Non-Distributive Intent. The holder of an option shall not be entitled to the privileges of stock ownership as to any shares of Stock not actually issued and delivered to the holder.

Section 3.7 Effective Date of the Plan. The Plan shall be effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

Section 3.8 Expiration. Unless previously terminated by the Board, the Plan shall expire at the close of business on the date which is the last day of the ten (10) year period beginning on the earlier of the date on which the Plan is adopted by the Board or the date on which the shareholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

Section 3.9 Governing Law. The Plan and the options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that State.

Section 3.10 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to options shall be used for general corporate purposes.



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Section 3.11  No Liability for Good Faith Determinations. Neither the members of the Board nor the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

Section 3.12 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

Section 3.13 No Guarantee of Interests. Neither the Board nor the Corporation guarantees the Stock from loss or depreciation.

Section 3.14 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation.

Section 3.15 Corporate Records. Records of the Corporation and any Affiliate regarding the Optionee's period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

Section 3.16 Information. The Corporation and any Affiliate shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.


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Section 3.17  No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Optionee or his or her personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Board or the Committee.

Section 3.18 Corporate Action. Any action required of the Corporation shall be by resolution of the Board or by a person authorized to act by Board resolution.

Section 3.19 Severability. If any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Section 3.20 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.5 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage pre-paid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Corporation and each Optionee shall specify as its and his address for receiving notices the address set forth in the Option Agreement pertaining to the shares to which such notice relates.



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Section 3.21  Waiver of Notices. Any person entitled to notice hereunder may waive such notice.

Section 3.22 Successors. The Plan shall be binding upon the Optionee, his or her heirs, legatees and legal representatives, and upon the Corporation and its successors and assigns.

Section 3.23 Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

Section 3.24 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.






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